                                                                       Exhibit 2


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                      CLINICAL NEURO SYSTEMS HOLDINGS LLC,

                          CLINICAL NEURO SYSTEMS, INC.,

          SURGICAL SALES CORPORATION (trading as CONNELL NEUROSURGICAL)

                                       AND

                                GEORGE J. CONNELL

                          DATED AS OF JANUARY 14, 2000



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1   PURCHASE AND SALE..................................................1
   1.1         CNS Purchased Assets............................................1
   1.2         Connell Neurosurgical Purchased Assets..........................3
   1.3         [Reserved]......................................................4
   1.4         Excluded Assets.................................................4
   1.5         Purchase Price..................................................4
   1.6         Assumption of Liabilities.......................................4
   1.7         Excluded Liabilities............................................5
   1.8         Assignability and Consents......................................6

ARTICLE 2   CLOSING............................................................7
   2.1         Closing.........................................................7
   2.2         Deliveries at Closing...........................................7

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF CNS..............................9
   3.1         Corporate Existence.............................................9
   3.2         Corporate Power and Authorization...............................9
   3.3         No Conflict....................................................10
   3.4         Compliance with Laws...........................................10
   3.5         Financial Statements...........................................11
   3.6         Books of Account...............................................12
   3.7         Title and Sufficiency..........................................12
   3.8         List of Properties, Contracts, etc.............................12
   3.9         Contracts......................................................13
   3.10        Product Design; Warranties.....................................13
   3.11        No Royalties or Similar Payments to Third Parties..............14
   3.12        Intellectual Property..........................................14
   3.13        Customers, Suppliers and Distributors..........................14
   3.14        Taxes..........................................................15
   3.15        No Undisclosed Liabilities.....................................15
   3.16        Employee Benefits..............................................15
   3.17        Labor Matters..................................................16
   3.18        Environmental Compliance.......................................16
   3.19        Litigation.....................................................18
   3.20        Employees......................................................18
   3.21        Absence of Changes or Events...................................19
   3.23        Accounts Receivable............................................20
   3.24        Finders or Brokers.............................................20
   3.25        Affiliate Agreements...........................................20
   3.26        Insurance......................................................21
   3.27        Export.........................................................21
   3.28        Full Disclosure................................................21

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF CONNELL NEUROSURGICAL...........22
   4.1         Corporate Existence............................................22
   4.2         Corporate Power and Authorization..............................22
   4.3         No Conflict....................................................22
   4.4         Compliance with Laws...........................................23
   4.5         Books of Account...............................................23
   4.6         Title and Sufficiency..........................................24
   4.7         Contracts......................................................24
   4.8         Customers......................................................24
   4.9         Employees......................................................25
   4.10        Absence of Changes or Events...................................25
   4.11        Finders or Brokers.............................................25
   4.12        Full Disclosure................................................25

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................26
   5.1         Valid Existence................................................26
   5.2         Power and Authorization........................................26
   5.3         No Conflict....................................................26
   5.4         Brokers........................................................27
   5.5         Litigation.....................................................27
   5.6         SEC Reports....................................................27

ARTICLE 6   AGREEMENTS PENDING CLOSING........................................28
   6.1         Agreements of Sellers Pending the Closing......................28
   6.2         Negative Covenants.............................................29
   6.3         Transfer of Inventory..........................................30
   6.4         Agreements of the Sellers Pending the Closing..................30
   6.5         Access to Information; Confidentiality.........................30
   6.6         Best Efforts...................................................30
   6.7         Consents, Approvals, etc.......................................30
   6.8         Notice of Purchase and Sale of Assets..........................31

ARTICLE 7   EMPLOYEE BENEFITS AND EMPLOYMENT..................................31
   7.1         Employment.....................................................31
   7.2         Employee Benefit Plans.........................................31
   7.3         Health Care Continuation Coverage..............................31
   7.4         Reporting and Disclosure Requirements..........................32
   7.5         Employee Records...............................................32
   7.6         401(k) Accounts................................................32


                                      -ii-
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                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

ARTICLE 8   CERTAIN CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS...........32
   8.1         Representations and Warranties.................................32
   8.2         Performance of Covenants.......................................32
   8.3         Financial Position.............................................32
   8.4         Consents, Approvals, etc.......................................33
   8.5         Legal Matters..................................................33
   8.6         No Material Adverse Change.....................................33
   8.7         Opinion of Counsel.............................................33
   8.8         Closing Certificate............................................33
   8.9         Consulting Agreement...........................................33
   8.10        Closing Deliveries.............................................33

ARTICLE 9   CERTIAN CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS............33
   9.1         Representations and Warranties.................................34
   9.2         Performance of Covenants.......................................34
   9.3         Approvals......................................................34
   9.4         Legal Matters..................................................34
   9.5         Closing Certificate............................................34
   9.6         Consulting Agreement...........................................34
   9.7         Closing Deliveries.............................................34

ARTICLE 10  CERTAIN POST-CLOSING MATTERS; COVENANTS...........................34
   10.1        Confidential Information.......................................34
   10.2        Covenant Not to Compete........................................34
   10.3        Assets, Authorizations, etc....................................35
   10.4        Use of Name....................................................36
   10.5        Satisfaction of Obligations....................................36
   10.6        Property Received..............................................36
   10.7        Preserve Value of Business.....................................36
   10.8        Payment of Intercompany Receivables............................36
   10.9        Permitted Development; Integra Right of First Offer............36
   10.10       Payroll Filings................................................37

ARTICLE 11  INDEMNIFICATION...................................................37
   11.1        Indemnification by Sellers.....................................37
   11.2        Indemnification by Purchaser...................................38
   11.3        Inter-Party Claims.............................................38
   11.4        Third Party Claims.............................................38
   11.5        Right of Set-Off...............................................39
   11.6        Limitations....................................................39


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                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

ARTICLE 12  TERMINATION.......................................................40
   12.1     Termination.......................................................40
   12.2     Procedure for Termination.........................................40
   12.3     Effect of Termination.............................................40

ARTICLE 13  MISCELLANEOUS.....................................................40
   13.1     Knowledge.........................................................40
   13.2     Survival of Representations and Warranties........................40
   13.3     Notification of Certain Events....................................41
   13.4     Costs and Expenses................................................41
   13.5     Notices...........................................................41
   13.6     Assignment and Benefit............................................42
   13.7     Amendment, Modification and Waiver................................42
   13.8     Governing Law; Consent to Jurisdiction............................43
   13.9     Public Announcements..............................................43
   13.10    Further Actions and Assurances....................................43
   13.11    Section Headings and Defined Terms................................43
   13.12    Severability......................................................44
   13.13    Counterparts......................................................44
   13.14    Entire Agreement, etc.............................................44

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is entered into as of January 14, 2000, by and among CLINICAL NEURO SYSTEMS HOLDINGS LLC, a Delaware limited liability company ("Purchaser") and a wholly-owned subsidiary of Integra LifeSciences Corporation ("Integra"), CLINICAL NEURO SYSTEMS, INC., a Delaware corporation ("CNS"), SURGICAL SALES CORPORATION trading as CONNELL NEUROSURGICAL, a Pennsylvania corporation and an affiliate of CNS ("Connell Neurosurgical" and, together with CNS, the "Sellers"), and GEORGE J. CONNELL.

                                   BACKGROUND

     This Agreement sets forth the terms and conditions upon which Purchaser is purchasing (a) substantially all of the assets used by CNS in the conduct of its business (the "Business") related to the manufacture or assembly of cerebral spinal fluid drainage systems and cranial access kits (the "CNS Products") and
(b) certain assets of Connell Neurosurgical relating to or used in connection with the sale, marketing or distribution of the CNS Products (the "CN Business"), in exchange for the payment by Purchaser of the Purchase Price hereinafter described and the assumption by Purchaser of certain specified liabilities.

     NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   Article 1

                                PURCHASE AND SALE

     1.1 CNS Purchased Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined herein), CNS shall sell, convey, assign and transfer to Purchaser, and Purchaser shall purchase from CNS, all right, title and interest of CNS in and to all of the tangible and intangible properties and assets owned or held by CNS and relating to or used, or held for use, in connection with the Business (collectively, the "CNS Assets"), free and clear of all Liens (as defined in Section 2.2(a) herein), including, without limitation, the following assets, but excluding the Excluded Assets (as defined herein):

        (a) all prepaid expenses, advance payments, deposits, surety accounts and other similar assets, including, without limitation, prepaid deposits with suppliers and utilities;

        (b) all inventory (including inventory of Connell Neurosurgical that is transferred to CNS pursuant to Section 6.3 hereof), including raw material, work-in-process and finished goods inventory of products, supplies and parts, of CNS;


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        (c) all tangible personal property related to the Business, including without limitation all CSF drains, drill kits, catheters, machinery, equipment, vehicles, furniture, computers, printers and other peripheral computer equipment, pagers, and cellular telephones set forth on Schedule 1.1(c) and the supplies and spare parts related thereto, subject to any changes in such items as shall occur in the ordinary course of business consistent with past practice between the date hereof and the Closing;

        (d) all accounts receivable owing from Connell Neurosurgical to CNS and, subject to Section 10.6 hereof, any payments received with respect thereto after the Closing Date (as defined herein), and unpaid interest accrued on any such accounts receivable (the "Accounts Receivable");

        (e) all contracts, agreements, commitments, licenses, leases, undertakings, arrangements and other legally binding contractual rights or obligations to which CNS is a party and which are listed on Schedule 1.1(e), including without limitation all distribution contracts, sterilization contracts and price protection contracts (collectively, the "Contracts");

        (f) all existing supplier lists, customer lists, pricing lists, records, books, ledgers, files, documents, correspondence, advertising, promotional and marketing materials (including without limitation catalogues, brochures, trade show equipment, field inventory, loaners, pole mounts, sales force inventory and consignments), studies and reports (collectively, "Records") related primarily to the Business;

        (g) the names "CNS" and "Clinical Neuro Systems, Inc." and any similar sounding names and variants thereof and any other names used by CNS in the marketing materials or on the products of the Business, however labeled, and all trademarks, tradenames, copyrights and other intellectual property rights that are used in the Business (collectively, the "Intellectual Property"), including without limitation all trademarks, tradenames, copyrights and other intellectual property rights set forth on
Schedule 1.1(g);

        (h) all inventions, discoveries, software, shop rights, licenses, developments, research data, designs, technology, trade secrets, test procedures, processes, research data, formulas and other confidential information used primarily in the Business;

        (i) all rights, claims and benefits of CNS in, to or under any (i)(A) employee confidentiality agreements entered into by CNS and (B) confidentiality or secrecy agreements entered into by CNS with third parties that relate to the use or disclosure of information concerning the Assets or the Business, and (ii) express or implied warranties from the suppliers of goods or services (including any coverage rights under product liability or other insurance maintained by any of such suppliers for the benefit of CNS);

        (j) all unfilled purchase and sale orders of CNS related to the Business and all cash related thereto;

        (k) all licenses, permits, approvals, variances, waivers or consents issued by any foreign, United States, state or local governmental entity or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality (each, a "Governmental Authority" and collectively, "Governmental Authorities") used in or necessary to the operation of the Business (collectively, the "Permits"), to the extent transferable;

        (l) all fixtures, machinery, apparatus and equipment of CNS affixed to the Exton Property (as defined herein);

        (m) the goodwill of the Business as a going concern; and

        (n) all other assets, properties and rights of CNS of every kind associated with the Business, whether tangible or intangible, real, personal or mixed, and wherever situated including, without limitation, those assets, properties and rights set forth on the Financial Statements (as defined herein).

     1.2 Connell Neurosurgical Purchased Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, Connell Neurosurgical shall sell, convey, assign and transfer to Purchaser, and Purchaser shall purchase from Connell Neurosurgical, all right, title and interest of Connell Neurosurgical in and to all of the tangible and intangible properties and assets owned or held by Connell Neurosurgical relating to or used, or held for use, in connection with the CN Business (the "Connell Neurosurgical Assets"), free and clear of all Liens, including, without limitation, the following assets, but excluding the Excluded Assets:

        (a) The Lease Agreement (the "Exton Lease") relating to the real property located at 309 Commerce Drive, Exton, Pennsylvania (the "Exton Property");

        (b) The customer list of the CN Business;

        (c) All contracts, agreements, commitments, licenses, leases, undertakings, arrangements and other legally binding contractual rights or obligations to which Connell Neurosurgical is a party and which are related to the CN Business, including without limitation those listed on Schedule 1.2(c)(collectively, the "CN Contracts");

        (d) All rights, claims and benefits of Connell Neurosurgical in, to or under any (i) employee confidentiality agreements entered into by Connell Neurosurgical and (ii) confidentiality or secrecy agreements entered into by Connell Neurosurgical with third parties that relate to the use or disclosure of information concerning the Assets or the CN Business;

        (e) The promotional binders, booth graphics, product literature, product samples and educational materials used in or related to the CN Business;

        (f) Any names used by Connell Neurosurgical in the marketing materials or on the products of the CN Business, however labeled, to the extent transferable under law; and

        (g) All unfilled purchase and sale orders of Connell Neurosurgical related to the CN Business and all cash related thereto.

     1.3 [Reserved]

     1.4 Excluded Assets. Expressly excluded from the assets, properties and rights being sold by Sellers to Purchaser pursuant to Sections 1.1 and
1.2 hereof are the following (collectively, the "Excluded Assets"):

        (a) cash, except for cash attributable to unfilled sales orders;

        (b) all claims for Tax (as defined herein) refunds to the extent such refunds relate to periods ending on or prior to the Closing;

        (c) all minute books, corporate records and income Tax returns; and

        (d) all other assets, properties and rights, if any, listed on
Schedule 1.4(d).

     1.5 Purchase Price.

        (a) The total consideration for the Assets shall be $6,804,000, plus the assumption of the liabilities specified in Section 1.6 (the "Purchase Price"). The Purchase Price (i.e., the cash and promissory note component thereof) for the Assets shall be paid by Purchaser at Closing as follows: (i) an aggregate amount in cash equal to $4,004,000 (the "Closing Payment"), and
(ii) a secured promissory note from the Purchaser to CNS in the principal amount of $2,800,000, in the form of Exhibit A attached hereto (the "Note").

        (b) The Purchase Price shall be allocated among the Assets acquired hereunder and the covenants not to compete set forth in Section 10.2 hereof in the manner set forth on Schedule 1.5(b). Any indemnification payment treated as an adjustment to the Purchase Price pursuant to Article 11 shall be reflected as an adjustment to the amount set forth on Schedule 1.5(b) that is allocated to the specific asset, if any, giving rise to the adjustment, and if any such adjustment does not relate to a specific asset, such adjustment shall be allocated among the Assets acquired hereunder in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. The Purchaser and each Seller and George J. Connell shall each prepare and file their respective Tax Returns (as defined herein), including, without limitation, Asset Acquisition Statements on IRS Form 8594, employing the allocation made pursuant to this
Section 1.5(b) and shall not take a position in any Tax proceeding or audit or otherwise that is inconsistent with such allocation unless otherwise clearly required by Law. The Purchaser, on the one hand, and the Sellers, on the other hand, shall give prompt notice to the other of the commencement of any Tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority or agency that challenges such allocation.

     1.6 Assumption of Liabilities. At the Closing, Purchaser shall assume and agree to pay, discharge or perform, as appropriate, the following and only the following liabilities and obligations (collectively, the "Assumed Liabilities"):

        (a) all accounts payable CNS of listed on Schedule 1.6(a) (excluding accounts payable, if any, to affiliates of CNS) existing as of the Closing Date that relate to the Business and that were incurred in the ordinary course of business, and that were not paid as of the Closing Date in the ordinary course of business consistent with past practice;

        (b) accrued salaries, wages, vacation and sick pay (and Taxes with respect to such items) with respect to Transferred Employees (as defined herein) of CNS and Connell Neurosurgical listed in Section 7.1(b) of the Disclosure Statement existing as of the Closing Date (except to the extent specifically excluded in Section 1.7 hereof), and any other liabilities and obligations with respect to such employees to the extent expressly provided in Section 7.3 hereof;

        (c) all liabilities and obligations of CNS arising under the Contracts, including unfilled sale orders assigned to Purchaser pursuant to
Section 1.1(j) hereof; provided, however, that Purchaser shall not assume or be responsible for, but shall be indemnified with respect to, any liabilities or obligations which arise from breaches of such Contracts or defaults thereunder by CNS prior to the Closing;

        (d) all liabilities and obligations of Connell Neurosurgical arising under the CN Contracts, including unfilled sale orders assigned to Purchaser pursuant to Section 1.2(g) hereof; provided, however, that Purchaser shall not assume or be responsible for, but shall be indemnified with respect to, any liabilities or obligations which arise from breaches of such CN Contracts or defaults thereunder by Connell Neurosurgical prior to the Closing;

        (e) the Exton Lease; and

        (f) liabilities for bodily injury to any person or damage to any property arising out of or relating to any product manufactured or assembled by CNS related to the Business prior to the Closing, except for product liability claims existing on the Closing Date or potential product liability claims of which either Seller had knowledge on the Closing Date.

     1.7 Excluded Liabilities. Except as expressly provided in Section 1.6 hereof, Purchaser shall not assume or become responsible for any liability or obligation of either Seller, whether accrued, absolute or contingent, known or unknown, including, without limitation, liabilities arising under all contracts not identified on Schedule 1.1(e) hereto or on Schedule 1.2(c) hereto, any accounts payable not identified on Schedule 1.6(a) hereof, any liabilities under any Employee Benefit Plan (as defined in Section 3.16 herein), any medical, life, or disability insurance policies, any workman compensation claims, any federal, state, or local payroll or other tax liabilities, liabilities relating to claims for damages based upon the breach by either Seller of any federal, state or local environmental or occupational health and safety laws or regulations, liabilities relating to any litigation (other than products liability litigation or tort claims relating to liabilities assumed pursuant to Section 1.6(f)), any undisclosed liabilities, liabilities incurred for the costs and expenses of negotiating and consummating the transactions contemplated by this Agreement, liabilities incurred in connection with the termination of any of the Contracts to be transferred hereunder for which consent of the other party thereto is required but not obtained, liabilities related to the classification of independent contractors, tort claims asserted against Sellers or claims against Sellers for breach of contract which are based on acts or omissions of Sellers occurring on, before or after the Closing, liabilities under any phantom stock agreements and/or similar agreements with or for the benefit of any employees of the Business (including, without limitation, the Stock Appreciation Agreement between Connell Neurosurgical and Peter Ligotti dated July 7, 1999, the Stock Appreciation Agreement between Connell Neurosurgical and Brian Larkin dated December 15, 1997, and the Stock Appreciation Agreement between Connell Neurosurgical and Kristen Fuette dated January 1,
1999), liabilities for any royalties or similar payment due to third parties, liabilities for any change in control or parachute payments, liabilities for any Christmas, end-of-year or other bonuses or special payments to any employees of the Business (even if already accrued for by either Seller), any liabilities related to products liability claims existing on the Closing Date or potential products liability claims of which either Seller had knowledge on the Closing Date, and any liabilities for legal fees and expenses, auditing fees and expenses and investment bankers' or brokers' fees, commissions and expenses.

     1.8 Assignability and Consents.

        (a) Required Consents. Section 1.8 of the Disclosure Statement (as defined herein) sets forth a list of all Assets, except Permits, which are non-assignable or non-transferable to Purchaser without the consent of some other individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company or Governmental Authority (collectively, "Person"). The Sellers have commenced and shall continue to take, or cause to be taken by others, all necessary actions required to obtain or satisfy, at the earliest practicable date, all consents, novations, approvals, authorizations, requirements (including filing and registration requirements), waivers and agreements ("Consents") from any Persons necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Assets listed on Section 1.8 of the Disclosure Statement, and shall continue such efforts as may be required after the Closing Date to facilitate the full and expeditious transfer of legal title of such Assets.

        (b) Nonassignable Items. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to sell, convey, assign, sublease or transfer any Assets, if an attempted sale, conveyance, assignment, or transfer thereof, without the Consent of another party thereto or a Governmental Authority, would constitute a breach of, or in any way affect the rights of the Sellers or the Purchaser with respect to, such Asset ("Nonassignable Items"). The Sellers shall use their best efforts and the Purchaser shall cooperate in all reasonable respects with the Sellers to obtain and satisfy all Consents and to resolve all impracticalities of sale, conveyance, assignment, or transfer necessary to convey to Purchaser all Nonassignable Items listed on Section 1.8 of the Disclosure Statement. If any such Consents are not obtained and satisfied or if an attempted sale, conveyance, assignment, or transfer would be ineffective, the Sellers shall at the Closing enter into such arrangements (including related written agreements) as the Purchaser may reasonably request in order to fairly compensate Purchaser for the loss of, or to provide to Purchaser the benefit of, any such Nonassignable Items (it being acknowledged that such arrangement may include obligations imposed on the Sellers promptly to pay to the Purchaser when received all monies and other items of value received by the Sellers under any such Nonassignable Item).

                                  ARTICLE 2

                                   CLOSING

     2.1 Closing. Subject to the conditions contained herein, the closing (the "Closing") of the sale and purchase of the Assets shall take place at 10:00 A.M., local time, on January 14, 2000, at the offices of Drinker Biddle & Shanley LLP, 105 College Road East, Suite 300, Princeton, NJ 08542, or on such other date or time and/or at such other place as may be mutually agreed upon in writing by the Purchaser and the Sellers. The date of the Closing is sometimes herein referred to as the "Closing Date."

     2.2 Deliveries at Closing. At the Closing, in addition to the other actions contemplated elsewhere herein:

        (a) The Sellers shall deliver to the Purchaser the following:

           (i) a bill of sale and assignment, duly executed by each Seller, conveying to Purchaser all of such Seller's right, title and interest in and to all of the CNS Assets and the Connell Neurosurgical Assets, respectively (collectively, the "Assets"), free and clear of any and all liens, equities, claims, prior assignments, mortgages, deeds of trust, charges, security interests, pledges, conditional sales contracts, restrictions or encumbrances whatsoever (collectively, "Liens");

           (ii) certified copies of the resolutions duly adopted by the Board of Directors and stockholders of each Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

           (iii) copies of all required Consents;

           (iv) instruments of assignment to Purchaser of all Intellectual Property (and all applications for, and extensions and reissuances of, any of the foregoing and rights therein);

           (v) good standing certificates for CNS from the Delaware Secretary of State and the Pennsylvania Secretary of State and a good standing certificate for Connell Neurosurgical from the Pennsylvania Secretary of State, each dated not more than ten (10) days prior to the Closing Date;

           (vi) releases, including, without limitation, termination statements under the Uniform Commercial Code of any financing statements filed against any Assets, evidencing discharge, removal and termination of all Liens to which the Assets are subject (including, without limitation, the Liens of National Penn Bank f/k/a National Bank of Boyertown), which releases shall be effective at or prior to the Closing;

           (vii) all books and Records of CNS maintained with respect to the Business, except for minute books, corporate records and income Tax returns;

           (viii) the written consent or approval of the owner of the Exton Property with respect to the assignment of the lease agreement for the Exton Property from Connell Neurosurgical to Purchaser;

           (ix) a Subordination, Nondisturbance and Attornment Agreement, in form satisfactory to Purchaser, executed by any Persons having a mortgage on the Exton Property;

           (x) the legal opinion of Duane, Morris & Heckscher LLP, counsel to Sellers and George J. Connell, substantially in the form of Exhibit B attached hereto (the "Sellers' Opinion");

           (xi) evidence that Sellers have complied with the notice requirements of 72 P.S. Section 7240 as described in Section 6.7 hereof;

           (xii) a lease agreement for the Warehouse from George J. Connell to Purchaser, which lease agreement shall have a term of three (3) months and shall be otherwise satisfactory in form and substance to Purchaser;

           (xiii) evidence satisfactory to Purchaser that the sub-lease of the Exton Property by Connell Neurosurgical to CNS has been terminated; and

           (xiv) such other documents or instruments as the Purchaser reasonably requests to effect the transactions contemplated hereby.

        (b) The Purchaser shall deliver to the Sellers the following:

           (i) a wire transfer in the amount of the Closing Payment in same day funds pursuant to instructions given by the Sellers to the Purchaser for that purpose;

           (ii) the Note;

           (iii) a subordinated promissory note in the principal amount of $2,800,000 issued by Integra to Purchaser, substantially in the form of Exhibit A-1 attached hereto (the "Parent Note");

           (iv) an assumption agreement, duly executed by Purchaser, in form and substance reasonably satisfactory to the Sellers, pursuant to which Purchaser will assume all of the Assumed Liabilities;

           (v) certified copies of the resolutions duly adopted by the Board of Directors of Integra authorizing (A) Purchaser's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (B) the execution, delivery and performance by Integra of the Consulting Agreement referenced in Section 8.9 hereof and the Parent Note;

           (vi) a good standing certificate for Purchaser and Integra from the Delaware Secretary of State, dated not more than ten days prior to the Closing Date;

           (vii) a Security Agreement in the form attached hereto as Exhibit C and executed financing statements on Form UCC-1 (all of which shall be prepared by and provided by Sellers or their counsel) granting to CNS a security interest in certain of the Assets as collateral to secure the repayment of the Note;

           (viii) a Collateral Assignment in the form attached hereto as Exhibit C-1 collaterally assigning to CNS and George J. Connell the Parent Note as additional collateral to secure repayment of the Note;

           (ix) a Joinder and Guaranty Agreement in the form attached hereto as Exhibit D executed by CNS Acquisition in favor of CNS and George J. Connell;

           (x) the legal opinion of Drinker Biddle & Reath LLP, counsel to Purchaser, substantially in the form of Exhibit E attached hereto; and

           (xi) such other documents or instruments as the Sellers reasonably request to effect the transactions contemplated hereby.


                                  ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF CNS

     CNS hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Statement (the "Disclosure Statement") delivered to the Purchaser by CNS:

     3.1 Corporate Existence. CNS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the Business as now being conducted. CNS is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of the Business by it requires it to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect on CNS. For purposes of this Agreement, the term "Material Adverse Effect" when used in respect to any party means a material adverse effect on the assets, business, financial condition, results of operations or prospects of that party.

     3.2 Corporate Power and Authorization. CNS has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by CNS have been duly and validly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents, certificates and instruments required to be delivered by CNS in accordance with the provisions hereof (collectively, the "CNS Transaction Documents") will be, duly executed and delivered by CNS, and this Agreement constitutes, and the CNS Transaction Documents when executed and delivered by CNS will constitute, the legal, valid and binding obligation of CNS, enforceable against CNS in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     3.3 No Conflict.

        (a) The execution, delivery and performance of this Agreement and the CNS Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

           (i) violate or conflict with any law, regulation, permit, license, certificate, judgment, order, award or other decision or requirement of any arbitrator or Governmental Authority, domestic or foreign (collectively, "Laws");

           (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under, any agreement or contract, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration) in or with respect to any of the Assets; or

           (iii) result in, require or permit the creation or imposition of any Lien of any nature upon or with respect to the Assets.

There are no judicial, administrative or other governmental actions, proceedings or investigations pending against CNS or, to the knowledge of CNS, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, is likely to have an adverse effect upon the ability of CNS to enter into or perform its obligations under this Agreement or any such other agreements or instruments. CNS has not received any request from any Governmental Authority for information with respect to the transactions contemplated hereby.

     3.4 Compliance with Laws.

        (a) Except as described in the Disclosure Statement, the operation of the Business and the Assets is, and at all times during the last three (3) years has been, in compliance in all material respects with all applicable Laws including, without limitation, all environmental Laws, rules and regulations, and CNS has no basis to expect, and have not received, with respect to the Assets or the operation of the Business during the last three
(3) years, any notice, order or other communication from any Governmental Authority of any alleged, actual, or potential violation of or failure to comply with any Law including, without limitation, any environmental Law.

        (b) Except as described in the Disclosure Statement and except as would not have a Material Adverse Effect, all federal, foreign, state, local and other governmental consents, licenses, Permits, franchises, grants and authorizations (each, an "Authorization" and collectively, "Authorizations") required for the operation of the Business as currently conducted and as conducted during the last three (3) years are in full force and effect without any default or violation thereunder by CNS or by any other party thereto and CNS has not received any notice of any claim or charge that CNS is or within the last three (3) years has been in violation of or in default under any such Authorization. The Disclosure Statement includes a list of all such Authorizations in the possession of CNS.

        (c) As to each product of the Business subject to the jurisdiction of the Food and Drug Administration under the Federal Food, Drug and Cosmetic Act, as amended ("FDCA"), or the Prescription Drug Marketing Act ("PDMA") and the jurisdiction of the Drug Enforcement Agency under the Comprehensive Drug Abuse Prevention and Control Act of 1970 ("CSA") which is manufactured, tested, distributed, held, sold, and/or marketed by CNS, such product is being manufactured, held and distributed in compliance in all material respects with all applicable requirements under the FDCA, PDMA and the CSA including, but not limited to, those relating to investigational use, premarket clearance, good manufacturing practices, labeling, promotion and advertising, record keeping, filing of reports and security.


     3.5 Financial Statements.

        (a) CNS has delivered to the Purchasers copies of the unaudited financial statements of CNS at and for the years ended December 31, 1996, 1997 and 1998 and for the eleven months ended November 30, 1999 (the balance sheet for which is herein referred to as the "CNS Interim Date Balance Sheet") (collectively, the "CNS Financial Statements"). Such CNS Financial Statements are true and correct and fairly present the financial position, assets and liabilities of CNS at and as of the dates indicated and the results of operations of CNS for the periods indicated, subject, on interim statements, to changes resulting from year-end adjustments which individually or in the aggregate will not be material.

        (b) Except as described in the Disclosure Statement, since November 30, 1999, CNS has conducted the Business only in the ordinary course consistent with past practice and has not: (i) incurred any material liabilities or entered into any transaction, contract or arrangement except in the ordinary course of business consistent with past practice; or (ii) changed any of the accounting principles followed by it or the methods of applying such principles. Since November 30, 1999, except as described in the Disclosure Statement, there has been (a) no change in the financial condition, prospects, assets, liabilities or business of CNS which has had or could reasonably be expected to have an adverse effect on the Business or the Assets; (b) no damage, destruction or loss (whether or not covered by insurance) adversely affecting the Business or the Assets; (c) no labor dispute adversely affecting the Business or the Assets; (d) no sale or transfer of any Assets, except sales in the ordinary course of business, consistent with past practice; (e) no imposition of any Lien or claim upon any Assets; (f) no default in any liability or obligation of CNS which has had or could reasonably be expected to have an adverse effect on the Business or the Assets and; (g) no agreement by CNS to any change in the terms of any agreement, license or instrument which is a party which has had or could reasonably be expected to have an adverse effect on the Business or the Assets.

        (c) CNS has no material liabilities with respect to the Business (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (i) liabilities shown on the CNS Interim Date Balance Sheet; (ii) liabilities which have arisen since the date of the CNS Interim Date Balance Sheet in the ordinary course of business consistent with past practice, and (iii) contractual and other liabilities incurred in the ordinary course of business consistent with past practice which are not required by generally accepted accounting principles ("GAAP") to be reflected on a balance sheet; and (iv) liabilities excluded pursuant to Section 1.7.

     3.6 Books of Account. The books, records and accounts of CNS maintained with respect to the Business reflect all transactions and all assets and liabilities of CNS with respect to the Business.

     3.7 Title and Sufficiency. (a) CNS has, and will convey to Purchaser at Closing, good and valid title to all of the CNS Assets, free and clear of any Liens; (b) all CNS Assets owned or leased by CNS and used or held for use in the Business are in the possession or under the control of CNS, are suitable for the purposes for which they are currently being used, and are of a condition, nature and quantity sufficient for the conduct of the Business as it is presently conducted; and (c) the Assets and the Excluded Assets constitute all of the assets used in the Business and the CN Business.

     3.8 List of Properties, Contracts, etc. The Disclosure Statement lists or adequately describes the following:

        (a) Each item of machinery, equipment and other tangible asset included in the CNS Assets;

        (b) Each Authorization employed in the Business;

        (c) Each (i) fictitious business name, tradename, registered and unregistered trademark, service mark and related application (the "Marks"),
(ii) patent, patent right and patent application (collectively, "Patents"),
(iii) copyright in published and material unpublished works ("Copyrights"), and software, (iv) proprietary formula, trade secret, formulation and invention ("Trade Secrets"), and (v) license and permit issued or granted by any person relating to any of the foregoing; in each case included in the Assets and owned, leased, used or held by, granted to or licensed by CNS as either licensor or licensee, together with all other interests therein granted by CNS to any other person and all agreements with respect to any of the foregoing to which CNS is a party;

        (d) Each contract, agreement or commitment which restricts or purports to restrict any business activities or freedom of CNS or its officers, employees or consultants to engage in the Business or to compete with any person;

        (e) Each contract, agreement or commitment relating to the Business to which CNS is a party or is otherwise bound providing for payments (contingent or otherwise) to or by any person or entity based on sales, purchases or profits, other than direct payments for goods, and each other contract, agreement or commitment relating to the Business to which CNS is a party or by which it or any Assets are otherwise bound which is material to its business, operation, financial condition or prospects;

        (f) Each form of contract, employee non-disclosure and non-competition agreement or commitment used by CNS as a standard form in the ordinary course of the Business;

        (g) Each insurance claim made or loss incurred relating to the Business in the preceding two (2) years pursuant to any workers' compensation, liability or other insurance policy of CNS; and

        (h) Each outstanding power-of-attorney or similar power relating to the Business granted by CNS for any purpose whatsoever.

CNS has furnished or, on request, will furnish or make available to Purchaser true and complete copies of each agreement, plan and other document required to be disclosed on the Disclosure Statement.

      3.9 Contracts.

        (a) The Disclosure Statement contains a list of each contract (or group of related contracts) to which CNS is a party that is not terminable at will by CNS. The Disclosure Statement contains a list of all distribution contracts with domestic or foreign persons, whether such contracts are written or oral.

        (b) Except as described in the Disclosure Statement:

            (i) each contract referred to in Section 3.9(a) was made in the ordinary course of business consistent with past practice, is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms;

            (ii) CNS has performed all obligations required to be performed by it under each contract referred to in Section 3.9(a), and no condition exists or event has occurred which with notice or lapse of time would constitute a default or a basis for delay or non-performance by CNS or, to the best knowledge of CNS, by any other party thereto; and

            (iii) each other party to each contract referred to in Section 3.9(a) has consented or been given sufficient notice (where such consent or notice is necessary) that the same shall remain in full force and effect following the Closing.

     3.10 Product Design; Warranties.

        (a) A copy of each standard warranty of CNS is included in the Disclosure Statement. Except as set forth in such standard warranties or as otherwise described in the Disclosure Statement: (a) CNS has not agreed to be responsible for consequential damages or made any express warranties to third parties with respect to any products created, manufactured, sold or distributed by CNS, or any services rendered by CNS; (b) there are no warranties (express or implied) outstanding with respect to any such products or services other than any such implied by law pursuant to Sections 2-312 and 2-314 of the Uniform Commercial Code; (c) such products are not subject to any guaranty, indemnity or right of return; and (d) there are no design, manufacturing or other defects, latent or otherwise, with respect to any such products known to CNS.

        (b) A complete list of all complaints received by CNS during the last three years with respect to products manufactured by CNS is attached to the Disclosure Statement. All such complaints were resolved consistently with CNS' quality systems and applicable governmental regulations.


     3.11 No Royalties or Similar Payments to Third Parties. There are no royalties or other similar payments due to third parties in respect of any products of the Business.

     3.12 Intellectual Property.

        (a) Except as described in the Disclosure Statement, CNS is the sole owner of, or have the exclusive perpetual rights to use without consideration, all Intellectual Property, free and clear of any Lien or other adverse claim known to CNS; the Intellectual Property is subsisting and, to the knowledge of CNS, is not invalid or unenforceable, in whole or in part; CNS has not granted or licensed to any person any rights with respect to any Intellectual Property and no other person has any rights in or to any of the Intellectual Property (including, without limitation, any rights to market or distribute any of the Intellectual Property); the Intellectual Property is sufficient for the conduct of the Business as it is presently conducted; to the knowledge of CNS, there has been no infringement, unauthorized use, breach of confidentiality obligations or disclosure or misappropriation by any person or entity, of any Intellectual Property; and the use of the Intellectual Property does not infringe, misappropriate, misuse or violate the rights of any others in any Intellectual Property and, to CNS' knowledge, is not alleged to have infringed, misappropriated, misused or violated the rights of any others in any Intellectual Property.

        (b) Except as described in the Disclosure Statement, all software used in the Business is capable of operating consistently after December 31, 1999 to accurately process data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations, and is otherwise currently Year 2000 compliant.

     3.13 Customers, Suppliers and Distributors. A complete list of the purchasers and distributors of CNS Products, along with the aggregate amount of CNS Products sold to each such customer and the aggregate amounts of CNS Products distributed during the years ended December 31, 1998 and 1999 and during the period from January 1, 2000 through the Closing Date is attached to the Disclosure Statement. Except as described in the Disclosure Statement:
(a) no present customer, supplier or vendor has terminated or reduced, or has given notice that it intends to terminate or reduce, the amount of business done with CNS with respect to the

Business; (b) CNS is not aware of any such intention on the part of any such customer, supplier or vendor, whether or not in connection with the transactions contemplated hereunder; (c) there are no and during the last two
(2) years there have not been any disputes or controversies between CNS and any customer, supplier or other person regarding the quality, merchantability or safety of any products of the Business, or involving a claim of breach of warranty which has not been fully resolved with respect to warranties provided by CNS as to such products.

     3.14 Taxes. (a) CNS has duly and timely filed, or caused to be duly and timely filed, all Tax Returns relating to the Business or the Assets required to be filed by it with the appropriate Governmental Authorities, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired. All such Tax Returns were at the time of filing and are as of the date hereof true, correct and complete in all material respects relating to the Business or the Assets. All Taxes (as defined herein) currently due and payable by CNS relating to the Business or the Assets (whether or not shown on any Tax Return) have been paid within the time and in the manner prescribed by law. The Financial Statements reflect adequate reserves for all Taxes payable by CNS for all Taxable periods and portions thereof accrued through the respective dates of such Financial Statements. All deficiencies for any Taxes relating to the Business or the Assets that have been proposed, asserted or assessed against CNS have been fully paid. CNS is not a party to any pending audit, action or proceeding, nor, to the best of CNS' knowledge, is any such audit, action or proceeding contemplated or threatened, by any Governmental Authority for the assessment or collection of any Taxes relating to the Business or the Assets. CNS is not subject to any agreements, waivers or other arrangements extending the period for assessment, levy or collection of any such Taxes. All Taxes relating to the Business or the Assets which CNS is required by law to withhold or to collect have been withheld or collected and paid over to the proper Governmental Authorities or segregated and set aside for such payment.

        (b) For purposes of this Agreement, the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, alternative minimum, gains, transfer, documentary, stamp and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, and the term "Tax Returns" means all returns, reports, declarations, statements, elections, forms or other documents or information required to be filed with a taxing authority with respect to any Taxes.

     3.15 No Undisclosed Liabilities. Except as reflected on the Financial Statements, there are no liabilities of CNS of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise.

     3.16 Employee Benefits. The Disclosure Statement contains a complete list of each Employee Benefit Plan (as herein defined) currently sponsored or maintained by CNS with respect to its employees. Without limitation, the term "Employee Benefit Plan" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. Except as set forth in the Disclosure
Statement:

(a) each past or present Employee Benefit Plan of CNS and its ERISA Affiliates (as defined herein) which is or was a "group health plan" has been operated in material compliance with the continuation coverage requirements of
Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA ("COBRA"); (b) CNS and its ERISA Affiliates neither contribute to nor have or ever previously had any obligation under or with respect to any past or present employee pension benefit plan which is a multiemployer plan as defined in Section 3(37) of ERISA; (c) CNS and its ERISA Affiliates have incurred no liability under Title IV of ERISA with respect to any past or present employee pension benefit plan which is a multiemployer plan; (d) CNS is and has in the past been in compliance in all material respects with ERISA and all other applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours; (e) there are no inquiries, proceedings, claims, or lawsuits which have been asserted, instituted, or threatened by the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, the Equal Employment Opportunity Commission, or any participant, beneficiary, or other person or entity involving any aspect of any Employee Benefit Plan (other than routine benefit claims), nor are there any facts which could form the basis for any such claim or lawsuit; (f) the consummation of the transactions contemplated by this Agreement will not increase the amount of compensation due to any Transferred Employee (as defined in Section 6.1 hereof) or entitle any Transferred Employee to an "excess parachute payment" within the meaning of
Section 280G of the Code. There are no former employees of CNS who are currently receiving health care coverage pursuant to COBRA and there are no outstanding claims for health care coverage by any such employee. For purposes of this Section 3.16, "ERISA Affiliate" shall mean any entity required to be aggregated with CNS under Sections 414(b), 414(c), 414(m), or 414(o) of the Code and the regulations thereunder.


     3.17 Labor Matters. CNS has no collective bargaining agreements with any union representing any of its employees, and there is not pending by any union any formal demand for recognition or election as the collective bargaining agent of any such employees. There has been no attempt during the last three years by any union to organize any such employees, nor has there been any strike, slowdown or work stoppage by any such employees during such period. CNS has not committed in any material respect a violation of any applicable Laws relating to labor practices. No officer or employee of CNS has given or received notice terminating his or her employment and no such officer or employee will be entitled to give such notice as a result of this Agreement. To CNS' knowledge, there are no current investigations by any Governmental Authority into any employment practice in the Business.

     3.18 Environmental Compliance.

        (a) CNS has not engaged in or permitted operations or activities upon, or any use or occupancy of, the Exton Property or any portion thereof, or any property owned, leased or utilized by CNS with respect to the Business, which has resulted in the emission, release, discharge, dumping or disposal of any Hazardous Materials on, under, in or about the Exton Property or any property owned, leased or utilized by CNS with respect to the Business requiring remediation under any Environmental Requirements, nor, to the knowledge of CNS, have any Hazardous Materials migrated from the Exton Property or any property owned, leased or utilized by CNS with respect to the Business to, upon, about or beneath other properties requiring remediation under any Environmental Requirement, nor, to the knowledge of CNS, have any Hazardous Materials migrated from other properties to, upon, about or beneath the Exton Property or any property owned, leased or utilized by CNS with respect to the Business requiring remediation under any Environmental Requirements. CNS possesses all environmental Permits required under applicable laws to conduct the Business as presently conducted, and it has at all times been in compliance with the terms and conditions of such Permits.

        (b) All environmental assessments, reports and investigations with respect to any property currently or previously owned, leased, or utilized by CNS with respect to the Business, whether commissioned by CNS or third parties, are identified on the Disclosure Statement and have been made available to Purchaser prior to the date hereof.

        (c) No employee, independent contractor, invitee, licensee, or, to the knowledge of CNS, trespasser or member of the public at large, has had his or her health impaired or threatened as a result of the operation of the Business or as a result of the release of Hazardous Materials related to the operation of the Business.

        (d) Except as described in the Disclosure Statement, there are no Hazardous Materials located on, contained in or otherwise part of the Exton Property or any other property owned, used or utilized by CNS with respect to the Business. Except as described in the Disclosure Statement, CNS has not arranged for the transportation, storage, treatment or disposal or any Hazardous Materials at the Exton Property or any property owned, leased or utilized by CNS with respect to the Business that has or could reasonably be expected to give rise to any liability of CNS or, after the date hereof, the Purchaser, under any Environmental Requirement.

        (e) CNS has not received notice of any claim, demand, investigation, enforcement or other action (collectively, "Claims") instituted or threatened against CNS by Governmental Authorities or other third parties for Environmental Damages pursuant to any Environmental Requirements related to the operation of the Business, any real property owned, leased or utilized by CNS with respect to the Business, or the transportation and disposal of Hazardous Materials by CNS at any disposal facilities off-site from the Exton Property or at other locations not owned or leased by CNS, nor is CNS aware of any facts, circumstances or conditions that would be reasonably likely to give rise to a Claim for Environmental Damages.

        (f) CNS and its employees have never used the two 2,000-gallon gasoline underground storage tanks formerly located at and removed from the Exton Property on or about 1993.

        (g) CNS and its employees have never used any septic system located at the Exton Property for other than personal sanitary waste purposes.

        (h) The term "Hazardous Material" means any substance which is itself or contains "hazardous waste," "hazardous substance", pollutant or contaminant under any federal, applicable state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability

Act (42 U.S.C. ss. 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.).

        (i) The term "Environmental Requirements" means all applicable Laws, Regulations, Permits and similar items of all Governmental Authorities and all applicable judicial, administrative, and regulatory judgments, decrees, orders, write or injunctions relating to the protection of human health or the environment in each case as in effect on the Closing Date.

        (j) The term "Environmental Damages" means any and all liabilities, losses, costs, expenses or damages of any kind whatsoever (including, without limitation, reasonable attorneys' fees) which are incurred at any time as a result of the presence at or prior to the Closing of any Hazardous Material generated on the Exton Property on, under or about any other real property, or the existence at or prior to Closing of Hazardous Material upon, about or beneath the Exton Property or migrating to or from the Exton Property, or the existence at or prior to the Closing of a violation of Environmental Requirements pertaining to the Business, regardless of whether the presence at or prior to the Closing of such Hazardous Material or violation of Environmental Requirements arose prior to the present ownership or operation of the Exton Property or the Business, or the existence at or prior to Closing of any release of Hazardous Material into the environment caused or aggravated by any transportation or disposal of Hazardous Materials by CNS at any disposal facilities off-site from the Exton Property or at other locations not owned or leased by CNS.

     3.19 Litigation. There are no, and during the last three (3) years there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or investigations involving or affecting CNS, the Business or the Assets before or by any Governmental Authority or before an arbitrator of any kind; and to the knowledge of CNS except as described in the Disclosure Statement, no such claim, action, suit, proceeding or investigation is presently threatened or contemplated and there are no facts which could reasonably serve as the basis therefor. There are no unsatisfied judgments, awards or penalties against CNS, the Business or the Assets.

     3.20 Employees. The Disclosure Statement sets forth the following information for each employee of CNS engaged in the Business (including each such person on leave or layoff status) (collectively, the "CNS Employees"): employee name and job title; current annual rate of compensation (identifying bonuses separately) and any change in compensation since December 31, 1998; and vacation accrued and service credited for purposes of vesting and eligibility to participate in applicable Employee Benefit Plans. Except as described in the Disclosure Statement, none of the CNS Employees is a party to, or is otherwise bound by, any agreement or arrangement with any person or entity other than CNS which limits or adversely affects the performance of his or her duties, the ability of CNS to conduct the Business, or his or her freedom to engage in the Business (including, without limitation, any confidentiality, non-competition, non-solicitation or proprietary rights agreement). The Disclosure Statement lists each employee of CNS that has been involuntarily terminated or forced to resign in the last three (3) years and briefly describes the circumstances associated with such termination or resignation. The Disclosure Statement lists or describes each employment, severance, change of control, consulting, commission, agency and representative agreement or arrangement relating to the

Business to which CNS is a party or is otherwise bound, including, without limitation, all agreements and commitments relating to wages, hours or other terms or conditions of employment including, but not limited to, any oral or written agreements or promises relating to the granting of an ownership or profit-sharing interest in the Business (other than unwritten employment arrangements terminable at will without payment of any contractual severance or other amount). Except as described in the Disclosure Statement, CNS has properly classified as "employees," and has paid all required withholding taxes with respect to, all persons who qualify as employees under the Code and the rules and regulations promulgated thereunder.

     3.21 Absence of Changes or Events. Except as described in the Disclosure Statement and except for actions to be taken after the date hereof pursuant to a specific covenant hereunder, since December 31, 1998, CNS has not, with respect to the Business:

        (a) discharged or satisfied any Lien, or paid any liabilities, other than in the ordinary course of business, consistent with past practice, or failed to pay or discharge when due any liabilities which the failure to pay or discharge has caused or will cause any damage or risk of loss to the Assets or the Business;

        (b) sold, assigned or transferred any of its assets or properties or rights therein except in the ordinary course of business, consistent with past practice;

        (c) created, incurred, increased, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected to any Lien, any of the Assets, other than the Liens, if any, for current taxes not yet due and payable, or declared or paid any dividends or made any other distributions to their shareholders;

        (d) made or suffered any amendment or termination of any Contract to which it is a party or by which they are bound or canceled, modified or waived any debts or claims of the Business held by them, other than in the ordinary course of business, consistent with past practice, or waived any right of substantial value of the Business, whether or not in the ordinary course of business;

        (e) suffered any damage, destruction or loss, whether or not covered by insurance, with respect to any Assets, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility services required to conduct the Business;

        (f) suffered any decrease in its retained earnings or accounts receivable resulting from the operations of the Business, or any adverse change in the Business;

        (g) made any capital expenditure or capital addition or betterment in respect of the Business or the Assets, except such as may be involved in ordinary repair, maintenance and replacement of the Assets;

        (h) as it relates to the Business, made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its shareholders, directors, officers, employees or independent contractors, or made any increase in, or any addition to, other benefits to which any of its shareholders, directors, officers or employees may be entitled, or altered the terms of intercompany transactions between CNS and Connell Neurosurgical, including without limitation the prices of products sold by CNS to Connell Neurosurgical and terms or practices under which payment for such products is made;

        (i) suffered any decrease in the raw materials, work-in-process or finished goods inventory of the Business;

        (j) changed any of the accounting principles followed by it with respect to the Business or the methods of applying such principles; or

        (k) entered into any material transaction or any transaction other than in the ordinary course of business consistent with past practice.

     3.22 Inventory. Except as set forth in the Disclosure Statement, the Interim Date Balance Sheet accurately reflects the finished goods inventory, work-in-process and raw materials owned by CNS as of the date thereof. CNS' finished goods inventory, work-in-process and raw materials are within specifications and fit for their intended commercial use and purpose. As of the date hereof, CNS owns at least the amount of finished goods inventory, work-in-progress and raw materials specified in Section 8.3. Except as set forth in the Disclosure Statement, CNS does not have any inventory that has already been invoiced but which is not scheduled to be shipped to a customer until following the Closing Date (commonly referred to as "bill and hold inventory"). Except as set forth in the Disclosure Statement, the finished goods inventory, net of reserves, is good and saleable in the ordinary course of business, and no finished goods inventory, work-in-process or raw materials owned by CNS has been written off or written down in the past two
(2) years, or is obsolete, slow-moving or scheduled to expire at any time within eighteen (18) months of the date hereof.

     3.23 Accounts Receivable. All Accounts Receivable arose from bona fide transactions in the ordinary course of the Business and are collectible in full in the ordinary course of the Business, except to the extent of any reserve for uncollectible Accounts Receivable included within the balance sheet of CNS.

     3.24 Finders or Brokers. Neither CNS nor any of its affiliates have employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who may reasonably be expected to be entitled to a fee or any commission, directly or indirectly, from any such person.

     3.25 Affiliate Agreements. Except as described in the Disclosure Statement, there are no agreements, arrangements or understandings between CNS and any present or former director, shareholder, officer or employee of CNS or any member of the immediate family of or any person or entity controlling or controlled by any of such persons relating to or affecting the Business or the Assets. No such agreements, arrangements or understandings are included in the Assets.

     3.26 Insurance.

        (a) The Disclosure Statement lists all policies and binders of insurance for product liability, directors and officers, fire, liability, property, workers' compensation and all other matters held by or on behalf of CNS with respect to the Assets (collectively, "Insurance Policies").

        (b) CNS has not received with respect to the Business: (i) any written notice or other notice or cancellation of any Insurance Policy or refusal of coverage thereunder; (ii) any written notice or other notice that any issuer of such policy has filed for protection under applicable bankruptcy or insolvency laws or is otherwise in the process of liquidating or has been liquidated; or (iii) any other written indication that any such policy may no longer be in full force or effect or that the issuer of any such policy may no longer be willing or able to perform its obligations thereunder.

        (c) The Disclosure Statement identifies any retrospective premium adjustments and outstanding claims or notices of claims under the insurance policies disclosed therein.

     3.27 Export. No products of the Business that were manufactured in the United States have been sold, directly or indirectly, in or to any of the following countries (or to any party acting on behalf of any of the following countries): Cuba, Libya, Iran, Iraq, North Korea, Sudan or Syria.

     3.28 Full Disclosure.

        (a) (i) all documents and other papers delivered by or on behalf of CNS in connection with the transactions contemplated by this Agreement are accurate, complete and authentic; and (ii) no representation or warranty of CNS contained in this Agreement contains any untrue statement of a material fact or omits to state a fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

        (b) Except as described in this Agreement or the Disclosure Statement, there is no fact known to CNS (other than general economic or industry conditions) which adversely affects or, so far as CNS can reasonably foresee, threatens the Assets or the business, prospects, financial condition or results of operations of the Business or the ability of CNS to perform this Agreement.

                                  ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF CONNELL NEUROSURGICAL

Connell Neurosurgical hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Statement (the "Disclosure Statement") delivered to the Purchaser by Connell Neurosurgical:

     4.1 Corporate Existence. Connell Neurosurgical is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the CN Business as now being conducted. Connell Neurosurgical is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of the CN Business by it requires it to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect on Connell Neurosurgical.

     4.2 Corporate Power and Authorization. Connell Neurosurgical has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Connell Neurosurgical have been duly and validly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Connell Neurosurgical in accordance with the provisions hereof (collectively, the "Connell Neurosurgical Transaction Documents", and together with the CNS Transaction Documents, the "Seller Transaction Documents") will be, duly executed and delivered by Connell Neurosurgical, and this Agreement constitutes, and the Connell Neurosurgical Transaction Documents when executed and delivered by Connell Neurosurgical will constitute, the legal, valid and binding obligation of Connell Neurosurgical, enforceable against Connell Neurosurgical in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     4.3 No Conflict.

        (a) The execution, delivery and performance of this Agreement and the Connell Neurosurgical Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

           (i) violate or conflict with any law, regulation, permit, license, certificate, judgment, order, award or other decision or requirement of any arbitrator or Governmental Authority, domestic or foreign (collectively, "Laws");

           (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under, any agreement or contract, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration) in or with respect to any of the Connell Neurosurgical Assets; or

           (iii) result in, require or permit the creation or imposition of any Lien of any nature upon or with respect to the Connell Neurosurgical Assets.

There are no judicial, administrative or other governmental actions, proceedings or investigations pending against Connell Neurosurgical or, to the knowledge of Connell Neurosurgical, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, is likely to have an adverse effect upon the ability of Connell Neurosurgical to enter into or perform its obligations under this Agreement or any such other agreements or instruments. Connell Neurosurgical has not received any request from any Governmental Authority for information with respect to the transactions contemplated hereby.

     4.4 Compliance with Laws.

        (a) Except as described in the Disclosure Statement, the operation of the CN Business is, and at all times during the last three (3) years has been, in compliance in all material respects with all applicable Laws including, without limitation, all Laws, rules and regulations prohibiting fraud and abusive practices under federal healthcare Laws, and Connell Neurosurgical has no basis to expect, and have not received, with respect to the operation of the CN Business during the last three (3) years, any notice, order or other communication from any Governmental Authority of any alleged, actual, or potential violation of or failure to comply with any Law.

        (b) Except as described in the Disclosure Statement and except as would not have a Material Adverse Effect, all federal, foreign, state, local and other governmental consents, licenses, Permits, franchises, grants and authorizations (each, an "Authorization" and collectively, "Authorizations") required for the operation of the CN Business as currently conducted and as conducted during the last three (3) years are in full force and effect without any default or violation thereunder by Connell Neurosurgical or by any other party thereto and Connell Neurosurgical has not received any notice of any claim or charge that Connell Neurosurgical is or within the last three
(3) years has been in violation of or in default under any such Authorization.

        (c) As to each CNS Product subject to the jurisdiction of the Food and Drug Administration under the FDCA or the PDMA and the jurisdiction of the Drug Enforcement Agency under the CSA which is distributed, sold and/or marketed by Connell Neurosurgical, such product is being distributed, sold and/or marketed in compliance in all material respects with all applicable requirements under the FDCA, PDMA and the CSA including, but not limited to, those relating to investigational use, premarket clearance, labeling, promotion and advertising, record keeping, filing of reports and security.

     4.5 Books of Account. The books, records and accounts of Connell Neurosurgical maintained with respect to the CN Business reflect all transactions and all assets and liabilities of Connell Neurosurgical with respect to the CN Business.

     4.6 Title and Sufficiency. Except as described in the Disclosure
Statement: (a) Connell Neurosurgical has, and will convey to Purchaser at Closing, good and valid title to all of the Connell Neurosurgical Assets, free and clear of any Liens; (b) all Connell Neurosurgical Assets owned or leased by Connell Neurosurgical and used or held for use in the CN Business are in the possession or under the control of Connell Neurosurgical, are suitable for the purposes for which they are currently being used, and are of a condition, nature and quantity sufficient for the conduct of the CN Business as it is presently conducted; and (c) the Assets and the Excluded Assets constitute all of the assets used in the Business and the CN Business.

     4.7 Contracts.

        (a) The Disclosure Statement contains a list of each contract (or group of related contracts) relating to the Business or the CN Business to which Connell Neurosurgical is a party that is not terminable at will by Connell Neurosurgical. Connell Neurosurgical is not a party to any distribution contracts with domestic or foreign persons, whether such contracts are written or oral.

        (b) Except as described in the Disclosure Statement:

           (i) each contract referred to in Section 4.7(a) was made in the ordinary course of business consistent with past practice, is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms;

           (ii) Connell Neurosurgical has performed all obligations required to be performed by it under each contract referred to in Section 4.7(a), and no condition exists or event has occurred which with notice or lapse of time would constitute a default or a basis for delay or non-performance by Connell Neurosurgical or, to the best knowledge of Connell Neurosurgical, by any other party thereto; and

           (iii) each other party to each contract referred to in Section 4.7(a) has consented or been given sufficient notice (where such consent or notice is necessary) that the same shall remain in full force and effect following the Closing.

     4.8 Customers. A complete list of the customers that purchase CNS Products from Connell Neurosurgical, along with the aggregate amount of CNS Products sold to each such customer in bona fide transactions during the years ended December 31, 1998 and 1999 and during the period from January 1, 2000 through the Closing Date, is attached to the Disclosure Statement. Except as described in the Disclosure Statement: (a) no present customer has terminated or reduced, or has given notice that it intends to terminate or reduce, the amount of business done with Connell Neurosurgical with respect to the CN Business; (b) Connell Neurosurgical is not aware of any such intention on the part of any such customer, whether or not in connection with the transactions contemplated hereunder; (c) there are no and during the last two (2) years there have not been any disputes or controversies between Connell Neurosurgical and any customer regarding the quality, merchantability or safety of any CNS Products, or involving a claim of breach of warranty which has not been fully resolved with respect to warranties provided by Connell Neurosurgical as to such products.

     4.9 Employees. The Disclosure Statement sets forth the following information for each employee of Connell Neurosurgical engaged in the CN Business to whom the Purchaser or an affiliate thereof) shall offer employment on the Closing Date pursuant to Section 7.1 hereof (collectively, the "CN Employees"): employee name and job title; current annual rate of compensation (identifying bonuses separately) and any change in compensation since December 31, 1998; and vacation accrued and service credited for purposes of vesting and eligibility to participate in applicable Employee Benefit Plans. Except as described in the Disclosure Statement, none of the CN Employees is a party to, or is otherwise bound by, any agreement or arrangement with any person or entity other than Connell Neurosurgical which limits or adversely affects the performance of his or her duties, the ability of Connell Neurosurgical to conduct the CN Business, or his or her freedom to engage in the CN Business (including, without limitation, any confidentiality, non-competition, non-solicitation or proprietary rights agreement). Except as described in the Disclosure Statement, Connell Neurosurgical has properly classified as "employees," and has paid all required withholding taxes with respect to, all CN Employees who qualify as employees under the Code and the rules and regulations promulgated thereunder.

     4.10 Absence of Changes or Events. Except as described in the Disclosure Statement and except for actions to be taken after the date hereof pursuant to a specific covenant hereunder, since December 31, 1998, Connell Neurosurgical has not, with respect to the CN Business:

        (a) sold, assigned or transferred any of its assets or properties or rights therein except in the ordinary course of business, consistent with past practice;

        (b) made or suffered any amendment or termination of any CN Contract to which it is a party or by which it is bound or waived any right of substantial value of the CN Business;

        (c) suffered any decrease in its accounts receivable resulting from the operations of the CN Business, or any adverse change in the CN Business; or

        (d) changed any of the accounting principles followed by it with respect to the CN Business or the methods of applying such principles

     4.11 Finders or Brokers. Neither Connell Neurosurgical nor any of its affiliates have employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who may reasonably be expected to be entitled to a fee or any commission, directly or indirectly, from any such person.

     4.12 Full Disclosure.

        (a) Except as described in the Disclosure Statement, (i) all documents and other papers delivered by or on behalf of Connell Neurosurgical in connection with the transactions contemplated by this Agreement are accurate, complete and authentic; and (ii) no representation or warranty of Connell Neurosurgical contained in this Agreement or the Disclosure Statement contains any untrue statement of a material fact or omits to state a fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

        (b) Except as described in this Agreement or the Disclosure Statement, there is no fact known to Connell Neurosurgical (other than general economic or industry conditions) which adversely affects or, so far as Connell Neurosurgical can reasonably foresee, threatens the Connell Neurosurgical Assets or the CN Business or the ability of Connell
Neurosurgical to perform this Agreement.


                                  ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


     The Purchaser hereby represents and warrants to the Sellers that:

     5.1 Valid Existence. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

     5.2 Power and Authorization. Purchaser has the power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly and validly authorized by all necessary limited liability company action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by the Purchaser in accordance with the provisions hereof (collectively, the "Purchaser Transaction Documents") will be, duly executed and delivered by Purchaser, and this Agreement constitutes, and the Purchaser Transaction Documents when executed and delivered by Purchaser will constitute, the legal, valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     5.3 No Conflict.

        (a) The execution, delivery and performance of this Agreement and the Purchaser Transaction Documents do not and will not (with or without the passage of time or the giving of notice): (i) violate or conflict with any provision of Purchaser's Certificate of Formation, operating agreement or of any Law binding upon Purchaser; or (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which Purchaser is a party; other than such violations, conflicts, breaches, defaults or losses which would not be likely to have a Material Adverse Effect on Purchaser's ability to enter into or perform its obligations under this Agreement and the Purchaser Transaction Documents.

        (b) No consents or approvals of, or registrations, notifications, filings and/or declarations with, any Governmental Authority, creditor, lessor or other person are required to be given or made by Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement and the other Purchaser Transaction Documents, other than such as have been obtained or made or which the failure to obtain would not be likely to have an adverse affect on Purchaser's ability to enter into or perform its obligations under this Agreement and the other Purchaser Transaction Documents.

        (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of Purchaser, threatened, that question any of the transactions contemplated by this Agreement or the validity of this Agreement or any of the other Purchaser Transaction Documents or which, if adversely determined, would be likely to have an adverse effect upon the ability of Purchaser to enter into or perform its obligations under this Agreement and the other Purchaser Transaction Documents.

     5.4 Brokers. Neither Purchaser nor any of its affiliates have employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who may reasonably be expected to be entitled to a fee or any commission, directly or indirectly, from any such person.

     5.5 Litigation. No action, suit, claim, investigation, administrative proceeding, arbitration or other proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of the Purchaser's knowledge, threatened against Purchaser which challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby.

     5.6 SEC Reports.

        (a) Since January 1, 1999, Integra LifeSciences Holdings Corporation ("Integra Holdings") has timely filed all forms, reports, statements and other documents required to be filed with (1) the Securities and Exchange Commission (the "SEC"), including without limitation (A) all Annual Reports on Form 10-K, (B) all Quarterly Reports on Form 10-Q, (C) all proxy statements relating to meetings of stockholders (whether annual or special),
(D) all Current Reports on Form 8-K and (E) all other reports, schedules, registration statements or other documents (collectively referred to as the "Integra Holdings SEC Reports"), and (b) any applicable state securities authorities, except where the failure to file any such forms, reports, statements or other documents could not reasonably be expected to have a materially adverse effect on the financial condition, results of operations, business or prospects of Buyer and its subsidiaries, taken as a whole. The Integra Holdings SEC Reports were prepared in all material respects in accordance with the requirements of applicable Law (including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Integra Holdings SEC Reports) and the Integra Holdings SEC Reports did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Integra Holdings SEC Reports (i) have been prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in generally accepted accounting principles, (B) with respect to Integra Holdings SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the SEC) and (ii) fairly present the consolidated financial position of Integra and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Integra Holdings and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.


                                  ARTICLE 6

                          AGREEMENTS PENDING CLOSING

     6.1 Agreements of Sellers Pending the Closing. Except as expressly provided herein, between the date hereof and the Closing, unless otherwise consented to in writing by the Purchaser, each of CNS and Connell
Neurosurgical shall with respect to the Business:

        (a) carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to maintain the present business organization and goodwill, keep available the services of present employees and preserve relationships with customers, suppliers and others having dealings with the Business;

        (b) refrain from making or initiating any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation or shipping or delivering any quantity of products in excess of normal shipment or delivery levels, and make no sales or other dispositions of Assets other than sales in the ordinary course of business;

        (c) perform each obligation (for which there are no reasonable grounds for contest) under agreements affecting the Assets or Business;

        (d) maintain the books of account and records concerning the Assets and the Business in the regular manner consistent with past practices;

        (e) maintain the tangible Assets in good working order and condition, reasonable wear and tear excepted;

        (f) continue in effect all insurance of the Business including, without limitation, the Insurance Policies, at not less than the current coverage levels thereof;

        (g) use reasonable efforts not to take any action which would result in a breach of any of their representations and warranties contained in this Agreement, and the Sellers shall cooperate with the Purchaser and use reasonable efforts to cause all of the conditions to the obligations of the Purchaser and the Sellers under this Agreement to be satisfied on or prior to the Closing Date;

        (h) pay and distribute to its Employees (i) all wages in accordance with its usual and customary payroll schedule, and (ii) all Christmas, end-of-year and other bonuses and special payments relating to work performed on or before the Closing Date;

        (i) except in the ordinary course of business, consistent with past practice and the representations and warranties of CNS contained in this Agreement, not enter into any other agreements, commitments, contracts or undertakings relating to the Business or the Assets; and

        (j) not enter into any compromise or settlement of any litigation, action, suit, claim, proceeding or investigation relating to the Business or the Assets.

     6.2 Negative Covenants. Except as expressly provided herein, between the date hereof and the Closing, unless otherwise consented to in writing by the Purchaser, neither CNS nor Connell Neurosurgical shall (1) create, cause, incur or permit the imposition or attachment of any Lien on any of the Assets, the Business, CNS or Connell Neurosurgical, except for Liens for property Taxes not yet due and payable; (2) sell, assign, transfer, abandon or otherwise dispose of any of the Assets, or any interest therein, other than with respect to sales of inventory in the ordinary course of business, consistent with past practice; (3) merge or consolidate with any corporation, partnership, association or other business organization or division thereof;
(4) modify, amend, alter, waive or terminate any of the Contracts described in Schedule 1.1(e) or any of the CN Contracts described in Schedule 1.2(c) or any right or interest it has thereunder, or modify, amend, alter, waive or terminate any affiliate transaction, including the prices of products sold by CNS to Connell Neurosurgical or the terms of practice of payment of any intercompany accounts receivable; (5) take any action to amend its charter or bylaws or other governing documents; (6) issue any stock, bonds, shares of its capital or other securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into or exchangeable for such securities; (7) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of the business consistent with past practice; (8) cancel any debts or claims, except in the ordinary course of business, consistent with past practice; (9) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing Employee Benefit Plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees, other than increases in the ordinary course of the business consistent with past practice; (10) make any election to give any consent under the Code or the Tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due; (11) waive any rights of material value; (12) make or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound; (13) enter into any leases, contracts, agreements or understandings other than those entered into in the ordinary course of business, consistent with past practice; (14) hire or engage any employee or independent contractor; (15) alter the terms, status or funding condition of any Employee Benefit Plan, or establish or create any Employee Benefit Plan; or (16) commit or agree to do any of the foregoing in the future.

     6.3 Transfer of Inventory. On or prior to Closing, Connell
Neurosurgical shall transfer or cause to be transferred its entire inventory of CNS Products to CNS.

     6.4 Agreements of the Sellers Pending the Closing. Except as expressly provided herein, between the date hereof and the Closing, unless otherwise consented to in writing by the Purchaser, each Seller shall use reasonable efforts not to take any action which would result in a breach of any of its representations and warranties contained in this Agreement.

     6.5 Access to Information; Confidentiality. Prior to the Closing, CNS shall give Purchaser and its authorized representatives complete access to all of its personnel, books, records, plants, offices and other facilities and properties relating to the Business and permit Purchaser to make such inspections thereof as Purchaser may request, and cause their officers, employees and advisors to furnish Purchaser with such financial, operating and other information regarding the Business, and all agreements, commitments, liabilities, personnel and properties relating to the Business as Purchaser may request. Prior to the Closing, Connell Neurosurgical shall give Purchaser and its authorized representatives complete access to all of its personnel that work in the Business and to its books, records and customer lists relating to the Assets and the Business. Purchaser acknowledges that certain of the information which may be made available to it is proprietary and includes confidential information. Purchaser shall use such information only in connection with the transactions contemplated hereunder, shall hold all such information in confidence and shall not disclose it to any person before the Closing (or at any time if this Agreement fails to close) without the approval of Sellers; provided, however, that the foregoing restriction shall not apply to any information which is or becomes publicly known or which is lawfully obtained from a third party or to any disclosure required by law or in connection with the enforcement of Purchaser's rights under this Agreement or any Transaction Document. If the transactions contemplated hereby are not consummated, Purchaser shall return to CNS all documents containing proprietary information. Sellers shall hold in confidence and shall return all confidential or proprietary information pertaining to Purchaser (or any of its affiliates) which may be made available to Sellers to the same extent as set forth above with respect to proprietary information regarding Sellers.

     6.6 Best Efforts. Prior to the Closing, each party hereto shall use best efforts to cause to occur the transactions contemplated hereby and to cause all conditions to the performance of the parties hereto that are within its control to be satisfied.

     6.7 Consents, Approvals, etc. Prior to the Closing, CNS shall obtain (and cooperate with Purchaser in obtaining) all Consents, Permits, Authorizations, approvals of, and exemptions by, any regulatory or other Governmental Authority necessary for the consummation of the transactions contemplated herein and shall use its best efforts to obtain such third party Consents to such transactions (including, without limitation, the sale, transfer and/or assignment of the Assets and Contracts) as Purchaser reasonably may request.

     6.8 Notice of Purchase and Sale of Assets. Sellers shall provide the Pennsylvania Department of Revenue with written notice of the purchase and sale of the Assets at least ten (10) days prior to the Closing Date in accordance with 72 P.S. Section 7240.



                                  ARTICLE 7

                       EMPLOYEE BENEFITS AND EMPLOYMENT

     7.1 Employment.

        (a) The Disclosure Statement contains a list of all CNS Employees and CN Employees (collectively, the "Employees"), and provides each such person's full name, title and hourly wage or salary as of the date hereof.

        (b) The Disclosure Statement also contains a list of the names of those Employees to whom Purchaser (or an affiliate thereof) shall offer employment on the Closing Date. Each of the Sellers hereby agrees not to induce any Employees who receive offers of employment from Purchaser to decline such offer. Purchaser shall not be obligated to offer employment to any persons not specifically identified on the Disclosure Statement as being an intended recipient of an offer of employment from Purchaser on the Closing date. Employees who are offered, if any, and accept such employment shall be referred to as "Transferred Employees" for purposes of this Agreement. CNS shall be responsible for any severance pay obligations with respect to individuals employed in the Business who are not Transferred Employees and whose employment with CNS is terminated. Anything contained in or implied by the provisions of this Section 7.1 to the contrary notwithstanding, the provisions of this Section shall not create any third-party beneficiary rights in any person, including any Transferred Employee.

     7.2 Employee Benefit Plans. Purchaser assumes no responsibility with respect to any Employee Benefit Plan, except as provided in Section 7.3.

     7.3 Health Care Continuation Coverage. CNS shall be responsible for all health continuation coverage requirements of the Code and ERISA for all periods prior to the Closing Date, and shall also be responsible for all health care continuation coverage requirements on and after the Closing Date for all Employees and other qualified beneficiaries (within the meaning of Section 4980B(g)(1) of the Code) other than Transferred Employees (and their spouses and dependents). Purchaser shall be responsible for all health care continuation coverage requirements of the Code and ERISA for Transferred Employees (and their spouses and dependents) for all periods subsequent to the Closing Date.

     7.4 Reporting and Disclosure Requirements. CNS shall be responsible for filing all annual reports and satisfying all other reporting and disclosure requirements with respect to any Employee Benefit Plan.

     7.5 Employee Records. CNS and Connell Neurosurgical shall grant Purchaser full access to all employee records relating to the Transferred Employees.

     7.6 401(k) Accounts. Sellers shall adopt, or cause to be adopted, such resolutions as may be necessary to terminate the Surgical Sales Corporation 401(k) Profit Sharing Plan & Trust ("Qualified Plan") as of a date no later than the day prior to the Closing Date ("Termination Date"). Such resolutions shall further provide that the Qualified Plan be amended to cease all future contributions and benefit accruals under the Qualified Plan as of the Termination Date and vest all participants thereunder as of the Termination Date. In addition, such resolutions shall provide that the termination of the Qualified Plan shall be subject to the condition subsequent that the Internal Revenue Service determines that the termination of the Qualified Plan will not adversely affect its qualified status under Code ss.401(a) and that CNS shall make such submission as may be necessary to obtain such determination. The resolutions shall also direct the liquidation and termination of the trust established under the Qualified Plan upon receipt of a favorable determination with respect to the termination of the Qualified Plan. Sellers shall also cause CNS to adopt amendments to the Qualified Plan to the extent necessary to implement the resolutions, such amendments to be effective subject to the condition subsequent of the determination by the Internal Revenue Service that such amendment(s) will not adversely affect the qualified status of the Qualified Plan under Code ss.401(a). Sellers shall cause CNS to prepare and file a submission to the Internal Revenue Service requesting a determination that the amendments adopted pursuant to this section do not adversely affect the qualification of the Qualified Plan under Code ss.401(a).


                                  ARTICLE 8

           CERTAIN CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

     The obligation of Purchaser to consummate the acquisition of the Assets is subject to the fulfillment by or at the Closing of each of the following conditions:

     8.1 Representations and Warranties. The representations and warranties of Sellers contained in this Agreement shall be deemed to have been made again at and as at the time of Closing as though originally made at and as at the time of Closing and shall then be true and correct as though originally made at and as at the time of Closing.

     8.2 Performance of Covenants. Sellers shall have performed or complied in all material respects with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

     8.3 Financial Position. On the Closing Date, CNS shall have finished goods inventory, raw materials, and work-in-progress at least equal to $520,000 in value, prepaid expenses of at least $14,000, and accounts payable and Assumed Liabilities of no more than $30,000. Purchaser shall have received a certificate signed by the President of CNS, dated the Closing Date, certifying in such detail as Purchaser may reasonably request that the conditions specified in this
Section 8.3 have been fulfilled.

     8.4 Consents, Approvals, etc.. The requisite approval of the holders of voting securities of CNS and of the Board of Directors of each of Sellers for the transactions contemplated herein shall have been obtained. Further, the Consents, approvals, Permits, Authorizations and exemptions provided for in
Section 1.8 hereof shall have been obtained and no such consent or approval:
(a) shall have been conditioned upon the material adverse modification, cancellation or termination of any commitment, agreement, right or Authorization included in the Assets; or (b) shall impose on the Purchaser any condition, provision or requirement not presently imposed upon Sellers or any condition that would be more restrictive after the Closing on Purchaser than the conditions presently imposed on Sellers.

     8.5 Legal Matters. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction, and no suit, action, proceeding or investigation shall be pending or threatened by any person (other than the Purchaser or an affiliate of Purchaser) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

     8.6 No Material Adverse Change. There shall not have been any material adverse change, or threat of material adverse change, in the Business, the Assets or the financial condition, results of operations or prospects of CNS.

     8.7 Opinion of Counsel. Purchaser shall have received the Sellers'
Opinion.

     8.8 Closing Certificate. Purchaser shall have received a certificate signed by the President of each Seller, dated the Closing Date, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 8.1 and 8.2 hereof have been fulfilled.

     8.9 Consulting Agreement. George J. Connell shall have executed and delivered a Consulting Agreement, substantially in the form of Exhibit F attached hereto (the "Consulting Agreement").

     8.10 Closing Deliveries. Sellers shall have made all closing deliveries specified in Section 2.2(a).


                                  ARTICLE 9

           CERTAIN CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.

     The obligation of Sellers to consummate the sale of the Assets is subject to the fulfillment by or at the Closing of each of the following conditions:

     9.1 Representations and Warranties. Purchaser's representations and warranties contained in this Agreement shall be deemed to have been made again at and as at the time of Closing as though originally made at and as at the time of Closing and shall then be true and correct as though originally made at and as at the time of Closing.

     9.2 Performance of Covenants. Purchaser shall have performed or complied in all material respects with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     9.3 Approvals. All consents and approvals of any Governmental Authority necessary for the transactions contemplated herein shall have been obtained.

     9.4 Legal Matters. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation, or legal or administrative proceeding shall have been brought or threatened by any person (other than Sellers) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

     9.5 Closing Certificate. Sellers shall have received a certificate signed by an executive officer of Purchaser or an executive officer of the sole member of Purchaser, dated the Closing Date, certifying in such detail as Sellers may reasonably request that the conditions specified in Sections
9.1 and 9.2 hereof have been fulfilled.

     9.6 Consulting Agreement. Purchaser shall have executed and delivered the Consulting Agreement.

     9.7 Closing Deliveries. Purchaser shall have made all closing deliveries specified in Section 2.2(b).


                                 ARTICLE 10

                   CERTAIN POST-CLOSING MATTERS; COVENANTS

     10.1 Confidential Information. From and after the Closing, unless expressly consented to in writing by Purchaser, neither Seller nor George J. Connell shall, directly or indirectly, use or disclose to any third person any trade secret, financial data, customer list, pricing or marketing policies or plans or other proprietary or confidential information relating to the Business.

     10.2 Covenant Not to Compete. Except as permitted in Section 10.9 hereof, each of the Sellers and George J. Connell agrees that, unless acting with the prior written consent of Purchaser, which consent may be granted or denied in the sole discretion of Purchaser neither Seller nor George J. Connell nor any of their respective affiliates will, directly or indirectly, for a period of three (3) years after the Closing Date (the "Noncompete Period") anywhere in the United States or in any other country, directly or indirectly:

        (a) (i) own, manage, operate, control, consult with, participate in, or be connected in any manner with the ownership, management, operation, or control of any business which engages, directly or indirectly, in the marketing, sale or distribution of any of the following (collectively, the "Protected Products"): (A) any medical device for treating central nervous system (i.e., brain and spine) pathologies that is used in hospital intensive care units, neuro-intensive care units or emergency rooms; or (B) any products used for cranial access, management of intracranial hypertension, drainage of cerebrospinal fluid and any products related thereto, including, without limitation, catheters, sensors and drainage systems; (ii) be or become a stockholder, partner, owner, agent of, or a consultant to or give financial or other assistance to, any person or entity considering engaging in any such activities or so engaged; (iii) seek in competition with the business of Purchaser or any affiliate of Purchaser to procure orders for Protected Products from or do business with any customer of Purchaser or any affiliate of Purchaser with respect to Protected Products; (iv) solicit, or contact with a view to the engagement or employment by, any Transferred Employee or person or entity of any person who is an employee or contractor of Purchaser or any affiliate of Purchaser; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of Purchaser or any affiliate of Purchaser) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver Protected Products; or (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Purchaser or any affiliate of Purchaser (including without limitation any Transferred Employee) to take any action which is disadvantageous to Purchaser or any affiliate of Purchaser; and

        (b) contact, induce, solicit or influence any client of the Business or of the Purchaser or any of its affiliates to cause such client to terminate or reduce in any material way its relationship with the Business and/or Purchaser.

     In the event that the provisions of this Section 10.2 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum permitted by applicable law. Each of Sellers and George J. Connell specifically acknowledges and agrees that the foregoing restrictions are reasonable and necessary to protect the legitimate interests of Purchaser, that Purchaser would not have entered into this Agreement in the absence of such restrictions, that any violation of such restrictions will result in irreparable injury to the Purchaser, that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, the Purchaser, in addition to any other relief available to it, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of quantifying actual damages.

     10.3 Assets, Authorizations, etc. Sellers shall use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law (a) to transfer any Intellectual Property and other Contracts and Assets referred to in Section
1.1 hereof to Purchaser and otherwise to evidence and effectuate the transactions contemplated in this

Agreement, and (b) at the expense of Purchaser, to permit the Purchaser to promptly obtain all governmental consents, licenses, Permits, franchises, grants or other Authorizations which are used in the operation of Business and are required for the Business and operations of the Purchaser after the Closing.

     10.4 Use of Name. Immediately following the Closing, CNS shall officially change its name to a name not containing the names "CNS" or "Clinical Neuro Systems, Inc." or any similar sounding name or any variant thereof and neither Seller nor George J. Connell nor any of their respective affiliates shall thereafter use for any purpose the names "CNS" or "Clinical Neuro Systems, Inc." or any similar sounding name. Connell Neurosurgical (a) may retain and continue to use the names "Connell Neurosurgical" and "Surgical Sales Corporation" notwithstanding this Section 10.4, and (b) agrees that Purchaser may use or sell any products, inventory, supplies, parts or marketing materials conveyed to Purchaser as part of the Assets notwithstanding the fact that certain of such products, inventory, supplies, parts or marketing materials may have affixed to them labels or other marks bearing a name or names not included in the Assets.

     10.5 Satisfaction of Obligations. After the Closing, CNS shall satisfy any and all of its liabilities and obligations which have not been expressly assumed by Purchaser under this Agreement.

     10.6 Property Received. After the Closing Date, Sellers, on the one hand, and Purchaser and CNS, on the other hand, shall promptly transfer and deliver to the other, from time to time as and when received by it, any cash, checks with appropriate endorsements (using their reasonable efforts not to convert such checks into cash), or other property that such party may receive on or after the Closing which properly belongs to the other party and will account to the other for all such receipts.

     10.7 Preserve Value of Business. After the Closing Date, Sellers shall, from time to time and without further consideration, use their best efforts to take such actions and execute such instruments and documents as are reasonably requested by Purchaser to preserve the value of and goodwill associated with the Business, the CN Business and the Assets.

     10.8 Payment of Intercompany Receivables. Within thirty (30) days following the Closing Date, CNS shall pay or cause to be paid to Purchaser an amount in cash equal to all accounts receivable owing from Connell Neurosurgical to CNS as of the Closing Date, and CNS hereby covenants to take all further actions and execute all further instruments and documents to effect such payment of intercompany receivables to Purchaser.

     10.9 Permitted Development; Integra Right of First Offer.

        (a) Notwithstanding anything in this Agreement to the contrary, George
J. Connell may continue to develop an implantable intracranial pressure transducer, which measures intracranial pressure by telemetrically transmitting data on a continuous basis to a hand-held monitor (the "Telemetric Pressure Transducer").

        (b) Neither George J. Connell nor any affiliate thereof including, without limitation, Connell Neurosurgical or CNS, shall enter into any agreement, understanding or other arrangement, whether written or oral, with a third party with respect to the commercial re-sale, distribution or marketing of the Telemetric Pressure Transducer at any time during the Noncompete Period unless he or it first offers to Integra the exclusive, worldwide right to re-sell, market and distribute the Telemetric Pressure Transducer on commercially reasonable terms. Such offer must be submitted in writing to Integra and Integra shall have forty-five (45) days from the receipt of such offer to accept or reject such offer. In the event Integra expressly rejects such offer, George J. Connell, Connell Neurosurgical or CNS, as the case may be, may discuss or negotiate with any third party for the right to re-sell, distribute or market the Telemetric Pressure Transducer to any third party, provided that neither George J. Connell, Connell Neurosurgical or CNS, nor any affiliate of any of the foregoing, may enter into any agreement with any third party with respect to the Telemetric Pressure Transducer on terms that are more favorable to the third party than the terms offered to Integra.

     10.10 Payroll Filings. The parties agree to follow the "alternate procedure" specified in Revenue Procedure 96-60, 1996-2 C.B. 399, Section 5 whereby for the calendar year in which the Closing Date occurs, among other things, Purchaser will be responsible for the Form W-2 reporting duties with respect to the payment of wages and other compensation (at any time during such calendar year) to employees that are hired by Purchaser, and Sellers will each be responsible for the Form W-2 reporting duties with respect to its own payment of wages to employees that are not hired by Purchaser. Sellers will cooperate in furnishing any information required by Purchaser to prepare such Forms W-2 to the extent that they cover pre-Closing periods.

                                 ARTICLE 11

                               INDEMNIFICATION

     11.1 Indemnification by Sellers. Each of George J. Connell and Sellers, jointly and severally, shall indemnify and hold Purchaser and Purchaser's officers, directors, employees and shareholders (collectively, "Purchaser Indemnified Parties") harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including costs of investigation and interest, penalties and reasonable attorneys' fees and disbursements ("Damages"), net of any proceeds from insurance or any other collateral source, which any Purchaser Indemnified Party may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of either Seller made in or pursuant to this Agreement or any Seller Transaction Document; (b) any breach or nonfulfillment of any covenant or obligation of either Seller or George J. Connell contained in this Agreement or any Seller Transaction Document; (c) any finder's or broker's fee due or claimed to be due by reason of any third party acting on Sellers' behalf in connection with the transactions contemplated by this Agreement; (d) any liability or other obligation of either Seller other than the Assumed Liabilities; and (e) any matters referenced in Sections 3.4, 3.8(e) and 3.19 of the Disclosure Statement.

     11.2 Indemnification by Purchaser. Purchaser shall indemnify and hold each Seller and each officer, director and shareholder of each Seller (collectively, "Seller Indemnified Parties") harmless against and in respect of any and all Damages which any Seller Indemnified Party may suffer, incur or become subject to arising out of, based upon or otherwise in respect of:
(a) any inaccuracy in or breach of any representation or warranty of Purchaser made in or pursuant to this Agreement or any Purchaser Transaction Document; (b) any breach or nonfulfillment of any covenant or obligation of Purchaser contained in this Agreement or any Purchaser Transaction Document;
(c) any finder's or broker's fee due or claimed to be due by reason of any third party acting on Purchaser's behalf in connection with the transactions contemplated by this Agreement; and (d) the Assumed Liabilities.

     11.3 Inter-Party Claims. Any party seeking indemnification pursuant to this Section 11 (the "Indemnified Party") shall notify the other party or parties from whom such indemnification is sought (the "Indemnifying Party") of the Indemnified Party's assertion of such claim for indemnification, specifying the basis of such claim. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party related thereto.

     11.4 Third Party Claims.

        (a) Each Indemnified Party shall promptly notify the Indemnifying Party of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section relates (which shall also constitute the notice required by Section 11.3). The failure by an Indemnified Party to notify an Indemnifying Party of a third party claim will not relieve the Indemnifying Party of any indemnification responsibility under this Article 11, except to the extent, if any, that such failure materially prejudices the ability of the Indemnifying Party to defend such third party claim The Indemnifying Party shall have the right, upon notice to the Indemnified Party within fifteen (15) days after the receipt of any such notice, to undertake the defense of or, with the consent of the Indemnified Party, to settle or compromise such claim; provided that, without the Indemnified Party's consent (which shall not be unreasonably withheld), the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party. In its defense, compromise or settlement of any third party claim, the Indemnifying Party will timely provide the Indemnified Party with such information with respect to such defense, compromise or settlement as the Indemnified Party may reasonably request. The failure of the Indemnifying Party to give notice and to undertake the defense of or to settle or compromise a third party claim shall constitute a waiver of the Indemnifying Party's rights under this Section 11.4(a) and shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction or settlement of such claim.

        (b) The election by the Indemnifying Party, pursuant to Section 11.4(a), to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

     11.5 Right of Set-Off. Purchaser shall have the right to set-off against the outstanding principal amount or interest which may be owed by Purchaser pursuant to the Note any Damages incurred by any Purchaser Indemnified Party under Section 11.1 of this Agreement, subject to the limitations set forth in
Section 11.6. The exercise of such right of set-off by Purchaser shall not constitute an event of default under any obligation of Purchaser.


     11.6 Limitations.

        (a) Any claim for indemnification for any inaccuracy or breach of a representation, warranty or covenant under this Article 11 must be made by giving written notice of such claim to the party from whom indemnity is sought not later than the expiration of the Survival Period (as defined in Section 13.2 herein).

        (b) The primary remedy for any claim by Purchaser for indemnification under this Article 11 shall be the right of set-off set forth in Section 11.5 hereof and Section 9 of the Note; provided, however, that if the aggregate amount for which Purchaser seeks to be indemnified exceeds the principal amount of the Note outstanding at the time of such claim or if the Note has been satisfied in full prior to the time of such claim, then Purchaser shall have the right to pursue any other remedies available at law or under this Agreement in respect of such claim for indemnification, including the right to seek indemnification from any person or entity that then holds any proceeds of the Note.

        (c) Neither Seller nor George J. Connell shall have any obligation to indemnify any Purchaser Indemnified Party against Damages pursuant to Section
11.1 (a) arising out of or based upon any inaccuracy in or breach of any representation or warranty made in or pursuant to this Agreement or any Seller Transaction Document unless and until the aggregate of all such Damages suffered or incurred by the Purchaser Indemnified Parties exceeds $37,500 and then only to the extent such Damages exceed $37,500; provided, however, that the above limitation shall not be applicable to any claim for Damages pursuant to Sections 10.1(b), (c) or (d) hereof or based upon an inaccuracy in or breach of any representation or warranty made in or pursuant to Sections 3.1, 3.2, 3.7(a), 3.14, 3.15, 3.16, 3.24, 4.1, 4.2, 4.6(a) or
4.11 hereof.

        (d) The cumulative maximum amount of Damages for which any party may be liable under this Article 11 for a breach of a representation or warranty shall be $1,400,000.

        (e) The Purchaser Indemnified Parties shall have no obligation to seek to minimize, reduce or otherwise mitigate, through the filing of a claim under any applicable insurance policy or otherwise, any Damages suffered or incurred by the Purchaser Indemnified Parties.

                                 ARTICLE 12

                                 TERMINATION

     12.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

        (a) by Purchaser or Sellers if the Closing has not occurred by January 31, 2000;

        (b) by mutual consent of Purchaser and Sellers;

        (c) by Purchaser, if any representation or warranty of Sellers made in or pursuant to this Agreement is untrue or incorrect in any material respect, if Sellers materially breach the covenants or other terms of this Agreement, or if any of the conditions precedent to Closing contained in Section 7 are not satisfied; or

        (d) by Sellers, if any representation or warranty of Purchaser made in or pursuant to this Agreement is untrue or incorrect in any material respect, if Purchaser materially breaches the covenants or other terms of this Agreement or if any of the conditions precedent to Closing contained in
Section 8 are not satisfied.

     12.2 Procedure for Termination. A party terminating this Agreement pursuant to Section 11.1 shall give written notice thereof to the other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party.

     12.3 Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Section 11, this Agreement shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or stockholders in respect of this Agreement, except that the termination shall not relieve a breaching party from liability incurred for the willful breach of this Agreement.



                                 ARTICLE 13

                                MISCELLANEOUS

     13.1 Knowledge. All references in this Agreement to the knowledge of CNS or Connell Neurosurgical respecting a particular matter shall conclusively be deemed and presumed to include, without limitation, all facts, circumstances and conditions known to George J. Connell, CNS and Connell Neurosurgical, and their respective directors, officers and employees regarding such matter.

     13.2 Survival of Representations and Warranties. The representations and warranties made by the parties in this Agreement and in the Disclosure Statement and the Schedules, certificates, documents and Exhibits delivered pursuant hereto shall survive the consummation of the transactions herein contemplated for a period of eighteen (18) months, except that the representations and warranties set forth in Sections 3.14, 3.16, and 3.18, shall remain in force for a period corresponding to that of the applicable statute of limitations and the representations and warranties set forth in Sections 3.1, 3.2, 3.7(a), 3.7(c), 4.1, 4.2 , 4.6(a) and 4.6(c) shall survive the consummation of the transactions herein contemplated indefinitely. The survival period for representations prescribed by this Section 13.2 is referred to as the "Survival Period". Anything in this Agreement to the contrary notwithstanding, the representations and warranties of Sellers hereunder, and the right of Purchaser to indemnification for breach thereof, shall not be affected by any investigation of Sellers, the Business or the Assets made by Purchaser or its agents or representatives.

     13.3 Notification of Certain Events. Each party shall promptly notify the other parties of any event or circumstance known to such party that could prevent or delay the consummation of the transactions contemplated by this Agreement, or which would indicate a breach of, non-compliance with, or inaccuracy in any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement, or, in the case of Sellers, any inaccuracy in or omission from the Disclosure Statement. However, no such notification shall be deemed to cure any breach of or inaccuracy in any representation or warranty, unless expressly so agreed by the party to whom the representation or warranty is made.

     13.4 Costs and Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith, including without limitation any broker, legal, finders, investment banking and audit fees and expenses, whether or not the Closing occurs. Any and all documentary and similar taxes and fees and recording and filing fees incurred in connection with the transactions contemplated herein shall be borne by CNS.

     13.5 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below, or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

                  To Purchaser:

                  Clinical Neuro Systems Holdings LLC
                  311-C Enterprise Drive
                  Plainsboro, NJ 08536
                  Attention: John B. Henneman, III
                  Telecopier: (609) 275-1082

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

                  With a copy to:


                  John E. Stoddard III, Esq.
                  Drinker Biddle & Shanley LLP
                  Suite 300
                  105 College Road East
                  Princeton, NJ 08542

                  Telecopier: (609) 799-7000


                  To Seller:

                  George J. Connell
                  President
                  Connell Neurosurgical
                  309 Commerce Drive
                  Exton, PA 19341-2616
                  Telecopier: (610) 524-3158 (call first)

                  With a copy to:

                  Kathleen M. Shay, Esq.
                  Duane, Morris & Heckscher LLP
                  One Liberty Place
                  Philadelphia, PA 19103-7396
                  Telecopier: (215) 979-1020

     13.6 Assignment and Benefit.

        (a) Neither Sellers nor George J. Connell shall assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without the prior written consent of Purchaser. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

        (b) This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other person or entity

     13.7 Amendment, Modification and Waiver. The parties may, by mutual agreement, amend or modify this Agreement in any respect. Any such amendment, modification, extension or waiver shall be in writing. The waiver by a party of any breach of any provision of this


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

Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

     13.8 Governing Law; Consent to Jurisdiction. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Each party agrees that any suit arising out of or relating to this Agreement or any of the transactions contemplated hereunder will be commenced in Pennsylvania state court located in Philadelphia County or in the United States District Court for the Eastern District of Pennsylvania, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in Section 12.6 herein. Nothing contained in this Section 12.9, or elsewhere herein, shall be deemed to affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Pennsylvania. Nothing contained herein or in any Transaction Document shall prevent or delay Purchaser, Sellers or George J. Connell from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Sellers, Purchaser or George J. Connell of any of its obligations hereunder.

     13.9 Public Announcements. No party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other parties as to the timing and content of any such announcement; provided, however, that nothing contained herein shall prohibit Purchaser from promptly making all filings with the Securities and Exchange Commission, the National Association of Securities Dealers or any other state or federal governmental authorities as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     13.10 Further Actions and Assurances. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement. From time to time, at Purchaser's request, whether at or after the Closing and without further consideration, the Sellers shall execute and deliver such further instruments of assignment, conveyance and transfer and take such other actions as Purchaser may reasonably request to convey and transfer more effectively to Purchaser any of the Assets. Purchaser shall, after the Closing, from time to time, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by the Sellers and Sellers shall provide Purchaser with reasonable access to the Excluded Assets listed on Schedule 1.4(d) for a period of ninety (90) days following the Closing.

     13.11 Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

     13.12 Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

     13.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     13.14 Entire Agreement, etc.

        (a) This Agreement, together with the Disclosure Statement and the agreements, Exhibits, Schedules, appendices and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the purchase and sale of the Business and the Assets and supersede all prior agreements and understandings. The Disclosure Statement and all Schedules, Exhibits and appendices attached hereto and referred to herein are hereby incorporated herein and made a part hereof as if fully set forth herein.

        (b) The disclosures in the Disclosure Statement shall relate only to the representations and warranties to which they expressly refer and to no other representation or warranty in this Agreement. In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Disclosure Statement (other than an express exception to a specifically identified statement), those in this Agreement shall control.

        (c) The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Business or the Assets, it being understood and agreed that neither Purchaser nor Sellers shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.

                            [signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.

                         CLINICAL NEURO SYSTEMS HOLDINGS LLC

                         By:  Integra LifeSciences Corporation, its sole member


                         By:
                             ---------------------------------------------------
                                 Stuart M. Essig
                                 Chief Executive Officer


                         CLINICAL NEURO SYSTEMS, INC.

                         By:
                             ---------------------------------------------------
                                 George J. Connell
                                 President


                         SURGICAL SALES CORPORATION t/a CONNELL NEUROSURGICAL

                         By:
                             ---------------------------------------------------
                                 George J. Connell
                                 President



                         -------------------------------------------------------
                         GEORGE J. CONNELL